UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

AMERICAN DAIRY, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN DAIRY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 12, 2010

September [__], 2010

TO THE SHAREHOLDERS OF AMERICAN DAIRY, INC.:

You are cordially invited to attend the annual meeting of shareholders of American Dairy, Inc., a Utah corporation, to be held on Tuesday, October 12, 2010 at 10:00 a.m., local time, at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016. At this year’s annual meeting, we are asking shareholders to:

1.	Elect seven directors to serve until their successors are duly elected and qualified;

2.	Ratify the selection of Deloitte Touche Tohmatsu CPA Ltd., as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.	Approve an amendment to our Articles of Incorporation to change our corporate name to “Feihe International, Inc.”; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 30, 2010 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.  A list of these shareholders will be available for inspection during ordinary business hours at our principal executive offices, at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, from September [__], 2010 until the date of our annual meeting. The list will also be available for inspection at the annual meeting.

IMPORTANT: All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to vote your shares by telephone, the Internet, or if you receive your annual meeting materials by mail, by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any shareholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a shareholder’s shares are held of record by a bank, broker or other nominee and the shareholder wishes to vote at the annual meeting, the shareholder must obtain from the record holder a proxy issued in his or her name.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Leng You-Bin
Leng You-Bin, Chief Executive
Officer and President (Principal Executive Officer)

AMERICAN DAIRY, INC.

Star City International Building
10 Jiuxianqiao Road, C-16th Floor
Chaoyang District,
Beijing, China, 100016

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and accompanying proxy is first mailed to shareholders (or made available electronically over the Internet) on or about September [__], 2010, in connection with the solicitation of proxies by the board of directors of American Dairy, Inc., a Utah corporation, for use at the annual meeting of our shareholders for the fiscal year 2009, or the Annual Meeting, to be held on Friday, October 12, 2010, at 10:00 a.m., local time, at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  Our telephone number at our principal executive offices is +86 10 8457 4688.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “American Dairy,” and “the Company” refer to American Dairy, Inc., a Utah corporation, and its consolidated subsidiaries.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Shareholders of record at the close of business on August 30, 2010, which date is referred to herein as the Record Date, are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 22,296,291 shares of our common stock were issued and outstanding and held of record by approximately 387 registered shareholders.

Voting, Solicitation and Revocability of Proxy

Registered shareholders can vote by mail, telephone or the Internet.  Voting via the Internet is a valid proxy voting method under the laws of the State of Utah (our state of incorporation).  Telephone voting can be accessed by calling the following toll-free number (in the United States only):  [+1-866-702-2536].  Internet voting can be accessed by logging on to the following Internet address:  [https://www.proxypush.com/ITC].  Telephone and Internet voting information is provided on the proxy card.  A control number located on the proxy card is designed to verify each shareholder’s identity and allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.  If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.  The availability of telephone or Internet voting will depend on the voting process of your bank, broker or other nominee.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.  If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1 through 3.  If you vote by telephone or the Internet, it is not necessary to return your proxy card.

A shareholder may revoke his or her proxy at any time before it is voted by casting a different vote by telephone or the Internet, by executing a later dated proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to our Secretary, at our principal executive offices.

Your vote is important.  Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card.  If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.  However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.  As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

Each share of common stock outstanding on the Record Date is entitled to one vote.  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date, present in person or represented by proxy.  Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting.  The inspector of elections appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting.  “Broker non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will not be counted in determining the number of votes cast with respect to a proposal.  For purposes of determining the presence of a quorum, we will count abstentions and broker non-votes as present at the Annual Meeting.  We will also count abstentions in determining the total number of votes cast with respect to a proposal (other than the election of directors).  If, however, a quorum shall not be present or represented, the shareholders present in person or represented by proxy shall have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until a quorum shall be present or represented.  If a bank, broker or other nominee indicates on a proxy that it does not have discretionary authority to vote on a particular matter, under applicable Utah law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter. Under the rules regulating banks, brokers or other nominees who are members of the New York Stock Exchange, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the meeting date may vote the customer’s shares in the discretion of the bank, broker or other nominee on proposals regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm.  However, the election of directors is considered a “non-discretionary” item, which means that your bank, broker, or other nominee cannot vote your shares to elect directors without your specific instructions.

The cost of soliciting proxies will be borne by us.  Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

MATTERS TO BE CONSIDERED AT
THE ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that the authorized number of directors shall be no less than three nor more than nine directors. We presently have the following seven directors: Leng You-Bin, Liu Hua, Liu Sheng-Hui, Kirk G. Downing, James C. Lewis, Neil N. Shen, and Sean Shao.  All directors will hold office for a one-year term and until their successor is elected and qualified.  At the Annual Meeting, the shareholders will vote on the election of all of these directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, although we know of no reason to anticipate that this will occur, the proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.  If shareholders properly nominate persons other than our nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of our nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for.  There are no family relationships among any of our directors or executive officers.

Nominees for Director

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since

Leng You-Bin	45	Chairman, Chief Executive Officer, President, and General Manager	2003
Liu Hua	37	Vice Chairman, Secretary, Treasurer, and Director	2003
Liu Sheng-Hui	40	Vice President of Finance, Heilongjiang Feihe Dairy Co., Limited, and Director	2003
Kirk G. Downing, Esq.	57	Director	2005
James C. Lewis, Esq.	58	Director	2006
Neil N. Shen	42	Director	2009
Sean Shao	53	Director	2010

Leng You-Bin has been our Chairman, Chief Executive Officer, President, and General Manager since May 2003.  From January 2002 to May 2003, Mr. Leng served as the Chief Executive Officer and President of American Flying Crane Corporation. From 1997 to 2002, Mr. Leng served as the General Manager of Heilongjiang Feihe Dairy Co., Limited, or Feihe Dairy, and he became the Chairman and General Manager in 2000.  From 1989 to 1997, Mr. Leng served as a technician, deputy director and director of Zhaoguang Dairy Plants, the predecessor of Feihe Dairy.  Mr. Leng received a bachelor’s degree in food engineering from Northeast Agriculture University, China and Shanghai Light Industrial College and studied business administration at Beijing University.  Mr. Leng has extensive executive experience with PRC dairy companies and provides our board of directors with valuable insight regarding our operations, the industry, and strategic vision.

Liu Hua has been our Vice Chairman since April 2008, and he has also served as Secretary, Treasurer, and a director since May 2003.  From May 2003 to April 2008, Mr. Liu served as our Chief Financial Officer, Secretary, and Treasurer.  From November 2000 to May 2003, Mr. Liu served as the Financial Officer of Feihe Dairy.  From June 1998 to November 2000, Mr. Liu served as the Chief Executive Officer of Shenzhen Cima Limited, a financial consulting company.  From January 1996 to June 1998, Mr. Liu served as Chief Executive Officer of Shensheng Jiajing Inc., a trading company.  From September 1993 to January 1996, Mr. Liu served as the Chief Executive Officer of Zhengzhou Huacheng Limited, a trading company.  Mr. Liu received a bachelor’s degree in finance and economics from Xian Jiaotong University and from Shenzhen University.  Mr. Liu’s extensive finance, industry, and executive experience provides our board of directors with a valuable resource in understanding company operations and evaluating strategic opportunities.

Liu Sheng-Hui has been a director since May 2003, and he has also served as Vice President of Finance of Feihe Dairy since August 2001.  From January 2000 to May 2003, Mr. Liu served as Chief Financial Officer and a director of American Flying Crane Corporation.  From September 1998 to January 2000, Mr. Liu served as Chief Financial Officer at Feihe Dairy, where he also served in a variety of business positions from July 1992 to September 1998.  Mr. Liu received a bachelor’s degree in economics from Northeast Agriculture University, China, and an associate degree in accounting from Country Cadre Institute under the Supervision of Ministry of Agriculture in China.  Mr. Liu has extensive experience in the PRC dairy industry and provides our board of directors with valuable insight regarding corporate strategy and operations.

Kirk G. Downing has been a director since February 2005.  From December 1980 to the present, he has been practicing law in Los Angeles, California. From January 1989 to June 1997, Mr. Downing also engaged in ranching, farming, logging and property development.  Mr. Downing received a bachelor’s degree in liberal arts from Portland State University and a Juris Doctorate degree from Loyola Law School.  He is fluent in Chinese.  Mr. Downing’s extensive business and legal experience provides our board of directors with a valuable resource for assessing and managing legal risks and planning corporate strategy.

James C. Lewis has been a director since December 2006.  From 2006 to the present, Mr. Lewis has been a partner in the law firm of Lewis, Hansen, Waldo & Pleshe, in Salt Lake City, Utah.  From July 2002 to September 2006, Mr. Lewis was involved in a number of private business ventures and practiced law under the name James C. Lewis, L.C. in Salt Lake City, Utah.  From 2000 to June 2002, Mr. Lewis was a member of the firm of Jones, Waldo, Holbrook & McDonough, Salt Lake City, Utah.  From 1997 to 2000, Mr. Lewis was a partner in the firm of Lewis Law Offices.  From 1993 to 1997, Mr. Lewis was a partner in the firm of Diumenti & Lewis. From 1987 to 1992, he was a partner in the firm of Lewis & Lehman.  From 1979 to 1985, Mr. Lewis was an attorney with Kruse, Landa & Maycock.  Mr. Lewis received a bachelor’s degree in psychology from the University of Utah and a Juris Doctorate from the University of San Diego.  Mr. Lewis’s legal and business expertise provides our board of directors with a valuable resource for strategic planning and evaluating legal matters.

Neil N. Shen has been a director since August 2009.  Mr. Shen is a founding and managing director of Sequoia Capital China.  Mr. Shen co-founded Ctrip.com International Ltd., or Ctrip, a large travel consolidator in China, and served as its chief financial officer from 2000 to October 2005 and as its president from August 2003 to October 2005.  He also co-founded Home Inns and Hotels Management, or Home Inns, a leading economy hotel chain in China.  Prior to founding Ctrip and Home Inns, Mr. Shen had worked for more than eight years in the investment banking industry in New York and Hong Kong. Currently, Mr. Shen is a co-chairman of Home Inns, a director of Ctrip and a director of E-House (China) Holdings Ltd., a NYSE-listed leading real estate service company in China.  He is also an independent director of Focus Media Holding Ltd., a NASDAQ-listed media advertising company based in China, China Nuokang Bio-pharmaceutical Pty., a NASDAQ-listed pharmaceutical company in China, China Real Estate Information Corporation, a NASDAQ-listed real estate services and information company based in China, and PEAK Sport products Co., Ltd., a HKEX-listed sports retail company in China.  He also sits on the board of directors of several private companies in China.  Mr. Shen received his bachelor’s degree from Shanghai Jiao Tong University in China and his master’s degree from the School of Management at Yale University.  Mr. Shen’s extensive finance and public company experience provides our board of directors with a valuable resource for evaluating public company accounting, finance, risk management and strategic matters.

Mr. Shen was appointed to our board of directors in connection with a subscription agreement we entered into with Sequoia Capital China Growth Fund I, L.P. and certain of its affiliates, or collectively Sequoia, in which we agreed, subject to certain conditions, that Sequoia may nominate a representative reasonably acceptable to our board of directors and its Nominating/Corporate Governance Committee, or our Governance Committee, and to nominate and recommend that our shareholders elect such nominee to our board of directors.

Sean Shao has been a director since August 2010.  Mr. Shao currently serves as a member of the Audit Committee and Nominating and Corporate Governance Committee at AsiaInfo-Linkage, Inc., a Chinese telecommunications solutions provider, where he has served since July 2010, a member of the board of directors of China Medicine Corporation, a Chinese medicine distributor and developer, where he has served since May 2010, Chairman of the Nominating Committee of Agria Corporation, a Chinese agricultural company, where he has served since November 2008, and Chairman of the Audit Committee of each of Renhuang Pharmaceuticals Inc., a Chinese pharmaceutical company, where he has served since April 2010, China Recycling Energy Corporation, a Chinese energy recycling system design company, where he has served since October 2009, Yongye International, Inc., a Chinese agricultural company, where he has served since April 2009, China Nuokang Bio-Pharmaceutical, Inc., a Chinese biopharmaceutical company, where he has served since September 2008, and China Biologic Products, Inc., a plasma-based biopharmaceutical company, where he has served since July 2008. Mr. Shao served as the Chief Financial Officer of Trina Solar Limited, a Chinese alternative energy company, from August 2006 to June 2008.  Mr. Shao served as the Chief Financial Officer of ChinaEdu Corporation, a Chinese educational service provider, from September 2005 to August 2006. Mr. Shao served as the Chief Financial Officer of Watchdata Technologies Ltd., a Chinese security software company from August 2004 to September 2005. He previously worked at Deloitte & Touche CPA Ltd. for approximately a decade. Mr. Shao received a bachelor’s degree in art from East China Normal University and a master’s degree in healthcare administration from the University of California, Los Angeles. Mr. Shao is a member of the American Institute of Certified Public Accountants.  Mr. Shao has extensive experience as an independent director and as an executive officer in U.S. public companies operating in China and provides our board of directors with valuable insight in public company accounting and corporate finance.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, assuming a quorum is present.  Abstentions and broker non-votes are counted for quorum purposes but have no effect on the vote.  Banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may not vote such shares on a discretionary basis for the election of any director.  Shareholders do not have cumulative voting rights in the election of directors.

Recommendation of the Board of Directors

Our board of directors recommends that our shareholders vote “FOR” the election of the seven director nominees listed above.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that Kirk G. Downing, James C. Lewis, Neil N. Shen and Sean Shao are each an independent director as defined by the listing standards of the NYSE and SEC rules.  In making these determinations, our board of directors has concluded that none of those members has a relationship that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Leng You-Bin, Liu Hua and Liu Sheng-Hui are not considered independent because each serves as one of our executive officers.

Executive Session

The independent members of our board of directors meet in executive session (without the participation of executive officers or other non-independent directors) at least twice annually or more frequently as requested by any two directors.  The presiding director at the executive sessions is designated by the independent directors on an annual basis.  Interested persons may contact our independent directors by sending written comments directed to the “Presiding Director” or “Non-Employee Directors,” care of the Corporate Secretary to our principal executive offices.  Our Corporate Secretary will deliver the unopened materials forthwith to the presiding director or non-employee directors, as applicable.

Board Leadership Structure

In accordance with our bylaws, our board of directors elects our officers, including our Chief Executive Officer, President, Chief Financial Officer, and such other officers as our board of directors may appoint from time to time.  Our board of directors has not currently separated the positions of chairman of the Board and Chief Executive Officer, and You-Bin Leng currently serves as our Chairman, Chief Executive Officer, President, and General Manager.  Our board of directors does not believe that separating these positions is necessary at this time in light of the composition of our board of directors, the management team and our overall leadership structure, the experience of Mr. Leng in overseeing our day-to-day business while overseeing management, and our current business strategy.  Our senior management has many relatively new members who benefit from interacting with Mr. Leng on a regular basis, and Mr. Leng has managed the competing demands for his time to effectively lead our board of directors.  Our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate.  Our board of directors periodically considers whether changes to our overall leadership structure are appropriate.

Our Chairman is responsible for chairing meetings of our board of directors.  In his absence, the Chair of our Audit Committee or the independent director present who has the most seniority chairs the meetings of our board of directors.  Our Chairman is also responsible for chairing meetings of shareholders.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and our board of directors is essential for effective risk management and oversight.  Our Chairman meets regularly with our Chief Financial Officer, Treasurer, and other senior officers to discuss strategy and risks facing our business.  Senior management attends board meetings and is available to address any questions or concerns raised by our board of directors on risk management-related and any other matters.  Our board of directors receives presentations from senior management on strategic matters involving our operations and holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.

While our board of directors is ultimately responsible for risk oversight at our company, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk, as further set forth below.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee, and a Governance Committee.  Our Audit Committee, Compensation Committee and Governance Committee each operate under a written charter adopted by our board of directors, copies of which are available on our website at www.americandairyinc.com.  The information contained on our website is not incorporated by reference into this Proxy Statement.  Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  The committees report on their activities and actions to our board of directors.

Committees and Meeting Attendance

Our board of directors held 11 regular meetings during the fiscal year ended December 31, 2009, and acted 13 times by unanimous written consent.

Our Audit Committee, Compensation Committee and Governance Committee of our board of directors held meetings and took action as follows during the fiscal year ended December 31, 2009:

•	our Audit Committee held 13 meetings and acted 5 times by unanimous written consent;

•	our Compensation Committee held 0 meetings and acted 2 times by unanimous written consent; and

•	our Governance Committee held 0 meetings and acted 2 times by unanimous written consent.

In 2009, each director attended 75% or more of the meetings of our board of directors and of the committees of our board of directors on which such director served during the period for which he was a director or committee member.  Our Bylaws provide that the Chairman of our board of directors shall preside at all meetings of the shareholders.  Otherwise, we have no requirements for our directors to attend our Annual Meeting.  Two members of our board of directors attended our annual meeting of shareholders in 2009.

Committee Composition

The following table provides the current membership of our Audit Committee, Compensation Committee and Governance Committee.  Our board of directors has determined that each member of these committees is an independent director as defined by the listing standards of the NYSE and SEC rules.

Audit Committee	Compensation Committee	Governance Committee
Sean Shao*	Kirk G. Downing*	James C. Lewis*
Kirk G. Downing	James C. Lewis	Kirk G. Downing
James C. Lewis	Sean Shao	Sean Shao

*  Chairman of the committee.

We were formerly a “controlled company” in which more than 50% of the voting power for the election of directors was held by an individual, a group or another company.  Accordingly, we were not required under NYSE rules to have committees composed entirely of independent directors.  We ceased to be a controlled company in 2009 and, as of June 2010, have committees composed entirely of independent directors.

Audit Committee
Our Audit Committee consists of Sean Shao, Kirk G. Downing, and James C. Lewis, each of whom is an independent director as defined by the listing standards of the NYSE and SEC rules.  Our board of directors has determined that Mr. Shao is an “Audit Committee Financial Expert,” as defined in Item 407(d)(5) of Regulation S-K.  Our Audit Committee appoints, retains, compensates and oversees our independent public accountants and reviews the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee’s findings to our board of directors.  Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.

Compensation Committee
Our Compensation Committee currently consists of Kirk G. Downing, James C. Lewis, and Sean Shao.  Our Compensation Committee administers our stock incentive plans and makes recommendations concerning salaries and incentive compensation for our executive officers and employees.  Our Compensation Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Nominating/Corporate Governance Committee
Our Governance Committee consists of James C. Lewis, Kirk G. Downing, and Sean Shao.  Our Governance Committee makes recommendations to our board of directors regarding the nomination of candidates to stand for election or re-election as members of our board of directors, evaluates our board of director’s performance, and provides oversight of corporate governance and ethical standards.  Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2009, our Compensation Committee consisted of Leng You-Bin, Lee Hui-Lan, and James C. Lewis, and our Compensation Committee currently consists of Kirk G. Downing, James C. Lewis, and Sean Shao. Except for Leng You-Bin, our Chairman, Chief Executive Officer, President, and General Manager, who served on our Compensation Committee until June 2010, none of the members of our Compensation Committee is or has been an officer or employee of our company.  None of our executive officers serve, or in the past year has served, as a member of our board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.  See “Certain Relationships and Related Transactions—Transactions with Related Persons” below for a summary of related party transactions involving Mr. Leng.

Director Nomination

We have adopted Corporate Governance Guidelines that address the composition of our board of directors, criteria for membership on our board of directors and other governance matters related to our board of directors. Our director nomination process is also set forth in our Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines is available on the Investor Relations section of our website at www.americandairyinc.com.   The information contained on our website is not incorporated by reference into this Proxy Statement.

Our Governance Committee reviews annually the results of the evaluation of our board of directors and its committees, and the needs of our board of directors for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. Our Governance Committee evaluates candidates for directors proposed by directors, shareholders or management in light of the Committee’s views of the current needs of our board of directors for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions, and the qualification standards established from time to time by our Governance Committee.  While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds, consistent with our Governance Committee’s goal of creating a board of directors that best serves the needs of our company and the interest of our shareholders.  In making the determinations regarding nominations of directors, our Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Our Governance Committee also considers candidates for membership on our board of directors proposed by shareholders.  Any such proposals should be made in writing to American Dairy, Inc., Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China 100016, Attention: Legal Department.  All nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.  The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Governance Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees. The most recent version is available on the Investor Relations section of our website at www.americandairyinc.com. The information contained on our website is not incorporated by reference into this Proxy Statement. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by applicable law.

Communications by Shareholders with Directors

Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board, Director(s) or Board of Directors
c/o Corporate Secretary
Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
Email Address: liuhua@feihe.com

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our board of directors or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary relays all communications to directors absent safety or security issues.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Effective April 13, 2010, our Audit Committee approved the engagement of Deloitte Touche Tohmatsu CPA Ltd., or Deloitte, as our independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2010.  Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In April 2010, our Audit Committee approved the dismissal of Grant Thornton, the Hong Kong member firm of Grant Thornton International Ltd., or Grant Thornton, as our independent registered public accounting firm.  Grant Thornton’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report as of and for the fiscal year ended December 31, 2009 included the following explanatory paragraph:  “As discussed in Note 3 to the Notes to the Consolidated Financial Statements, the Company adopted new accounting guidance for business acquisitions, effective January 1, 2009.”  During the fiscal years ended December 31, 2008 and 2009 and the subsequent period through the date of dismissal, we had (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as follows.  Grant Thornton’s report dated March 16, 2010 on our internal control over financial reporting as of December 31, 2009, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, or the 2010 Form 10-K, expressed an adverse opinion on the effectiveness of our internal control over financial reporting due to the existence of a material weakness related to the accounting treatment for routine and non-routine transactions, which was identified and described in “Management’s Assessment of Internal Control over Financial Reporting” under Item 9A(b) in the 2010 Form 10-K.  Our Audit Committee discussed the subject matter of this material weakness with Grant Thornton.  The Company authorized Grant Thornton to respond fully to the inquiries of Deloitte concerning the subject matter of this material weakness.  In April 2010, we filed a Current Report on Form 8-K to announce these changes in our certifying accountant, attaching as an exhibit thereto the letter we requested from Grant Thornton addressed to the SEC stating that Grant Thornton agreed with the statements contained in the Current Report.

During our fiscal years ended December 31, 2008 and 2009 and the subsequent interim period through the date of engagement of Deloitte, neither we nor anyone acting on our behalf consulted with Deloitte regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The following discussion describes the fees billed to us by Grant Thornton for services rendered for the fiscal years ended December 31, 2008 and 2009.  For additional information on the types of fees discussed below and on our Audit Committee’s pre-approval procedures, please see the discussion below under the heading “Audit Committee Report.”

Audit Fees
The aggregate audit fees billed to us by Grant Thornton for the fiscal years ended December 31, 2009 and December 31, 2008 were approximately $1,207,000 and $608,800, respectively.  Services provided include the audit of our annual financial statements, the audit of our internal control over financial reporting, review of unaudited quarterly financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements, for those fiscal years.  Audit fees also reflect advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees
Grant Thornton did not bill to us any audit-related services fees for the fiscal years ended December 31, 2008 and December 31, 2009.

Tax Fees
Grant Thornton did not bill to us any fees for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 and December 31, 2008.

All Other Fees
Grant Thornton did not bill to us any fees for any other services for the fiscal years ended December 31, 2009 and December 31, 2008.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting, assuming a quorum is present.  Abstentions and broker non-votes are counted for quorum purposes but have no effect on the outcome of the proposal.  Banks, brokers and other nominees who hold shares beneficially for their customers may vote such shares on a discretionary basis for this proposal.

Recommendation of the Board of Directors

Our board or directors recommends that the shareholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME

Background and Purpose of the Name Change

We are asking our shareholders to approve an amendment to our current Articles of Incorporation to change our corporate name to “Feihe International, Inc.”  Our board of directors has approved the amendment.  We believe that the name change better reflects our PRC market focus and our trusted “Feihe” brand. If Proposal No. 3 is approved, we will promptly file Articles of Amendment to our Articles of Incorporation with the State of Utah, and file any other documents necessary to effect our name change from “American Dairy, Inc.” to “Feihe International, Inc.”

As amended, Article I of our Articles of Incorporation would read as follows:

The name of the Corporation shall be:  FEIHE INTERNATIONAL, INC.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting, assuming a quorum is present.  Abstentions and broker non-votes are counted for quorum purposes but have no effect on the outcome of the proposal.  Banks, brokers and other nominees who hold shares beneficially for their customers may vote such shares on a discretionary basis for this proposal.

Recommendation of the Board of Directors

Our board of directors recommends that the shareholders vote “FOR” the approval of the amendment to our Articles of Incorporation to change our corporate name to “Feihe International, Inc.”

MANAGEMENT

Directors

For information regarding our board of directors, including the name, age, position and office held with us, period of service on our board of directors, and biographical summaries of each member of our board of directors, please see the section above under the heading “Election of Directors.”

Executive Officers

The following table sets forth the name and age of each of our executive officers, the positions and offices held by each executive officer with us, and the period during which the executive officers has served as one of our executive officers.  All officers serve at the pleasure of our board of directors.

Name	Age	Position	Officer Since

Leng You-Bin	45	Chairman, Chief Executive Officer, President, and General Manager	2003
Liu Hua	37	Vice Chairman, Secretary, Treasurer, and Director	2003
Jonathan H. Chou	46	Chief Financial Officer	2008
Liu Sheng-Hui	40	Vice President of Finance, Heilongjiang Feihe Dairy Co., Limited, and Director	2003

Leng You-Bin’s biographical summary is included above under the heading “Election of Directors.”

Liu Hua’s biographical summary is included above under the heading “Election of Directors.”

Jonathan H. Chou has been our Chief Financial Officer since April 2008.  From February 2006 to June 2007, Mr. Chou served as the Asia Pacific Corporate Chief Financial Officer and Vice President of Mergers & Acquisitions for Honeywell International. From September 2003 to January 2006, Mr. Chou served as the Asia Regional Chief Financial Officer of Tyco Fire & Security (ADT), a division of Tyco International. From May 2000 to September 2003, Mr. Chou held several senior finance positions at Lucent Technologies including the Asia Pacific Chief Financial Officer of Lucent Technologies where he oversaw regional Sarbanes-Oxley compliance and restructuring efforts during the downturn of the telecommunication sector. Mr. Chou received a bachelor’s degree in arts from the State University of New York at Buffalo and a Masters of Business Administration degree from Fuqua School of Business at Duke University.

Liu Sheng-Hui’s biographical summary is included above under the heading “Election of Directors.”

Arrangements Regarding Appointment of Directors

In August 2009, we appointed Neil Shen to our board of directors in connection with a subscription agreement we entered into with Sequoia in which we agreed, subject to certain conditions, that Sequoia may nominate a representative reasonably acceptable to our board of directors and its Governance Committee and to nominate and recommend that our shareholders elect such nominee to our board of directors. For more information regarding the subscription agreement and related agreements, see the discussion below under the heading “Certain Relationships and Related Transactions.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee assists our board of directors in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers.  With the responsibility of establishing, implementing and monitoring our executive compensation program philosophy and practices, our Compensation Committee seeks to ensure that the total compensation paid to our directors and executive officers is fair and competitive.

Compensation Philosophy and Objectives

Our Compensation Committee’s goals regarding executive compensation are primarily to recruit, hire, retain, motivate and reward.  In determining what constitutes a fair and competitive compensation for each executive, our Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels based on the executive’s general business and industry knowledge and experience and comparable to executives in other companies of similar size and stage of development, while taking into account our relative performance and our strategic goals.

We conduct an annual review of the aggregate level of our executive compensation as part of the annual budget review and annual performance review processes.  During our review of an individual executive’s compensation, our Compensation Committee primarily considers individual performance of that executive and internal review of the executive’s compensation, both individually and relative to other executive officers.  Our Compensation Committee also considers factors of corporate performance including the stock prices, sales, revenue and the current overall economic situation.  Adjustments to salary levels are typically made annually as part of the company’s performance review process, as well as upon a change in job responsibility.  Merit-based increases to salaries are based on our Compensation Committee’s assessment of the individual’s performance.   Our Compensation Committee also monitors our compensation policies and practices to ensure they do not incentivize excessive risk-taking or other unintended risks that are reasonably likely to have a material adverse effect on us.

In May 2009, our board of directors approved our 2009 Stock Incentive Plan, or our 2009 Plan, which permits grants a variety of equity-based compensation, including performance-based awards.  We believe performance-based equity compensation arrangements can better align the interests of the key executives with our shareholders.  Our Compensation Committee intends to continue to ensure that, when appropriate, our executive officers have the opportunity to earn equity compensation if certain performance goals are met, such as those based on specified increases in cash flow, net profits, stock price, sales, market shares or earnings per share.

Setting Executive Compensation

Historically, our executive compensation has consisted of base salary and equity awards.

Base Salary.  Our Compensation Committee determines executive salaries based on job responsibilities and individual experience, and also compares the amounts we pay against comparable competitive market compensation for similar positions within similar industries.  In making such a comparison, we review compensation information made available to us through recruiting or investors relations firms as well as public data of a peer group comprised of at least twenty companies, which include Chinese dairy companies listed on stock exchanges in countries other than China (including, for example, companies such as China Mengniu Dairy Company Limited and Synutra International, Inc.), U.S. listed companies with substantial if not all operations in China (including, for example, companies such as American Oriental Bioengineering Inc. and New Oriental Education and Technology Group Inc.), and American companies in the food and/or dairy industries (including, for example, companies such as Dean Foods Company and Kraft Foods, Inc.).  We expect to continue to provide competitive salaries to our executive officers by reviewing the salaries of our executives annually and, if appropriate, recommending increases in salaries based on individual performance during the prior calendar year and cost of living adjustments.

Equity Awards.  Our Compensation Committee determines stock, options and other equity awards after consulting with recruiting firms that provide market information concerning equity awards to executives of similar positions in the peer group of companies described above.  We have adopted a 401(k) plan and intend to adopt formal programs for time off allocation and performance bonuses in the future.

Monitoring our Executive Compensation Program

Our Compensation Committee monitors our executive compensation program by routinely comparing it to the compensation programs of similarly situated companies and considering other factors such as performance, length of service, peer evaluations, subjective and objective reviews.

As a result of its examination in 2009, our Compensation Committee recommended, and our board of directors approved, a cash compensation package of $200,000 for each of Leng You-Bin, our Chairman, Chief Executive Officer, President, and General Manager, and Liu Hua, who served as our Chief Financial Officer until April 15, 2008 and who continues to serve as our Vice Chairman, Secretary, Treasurer, and a director, for services rendered in 2009.

Summary Compensation Table

Name and Principal Position(1)	Fiscal Year	Bonus ($)	Salary ($)	Equity Awards(2) ($)		Total ($)
Leng You-Bin, Chairman, Chief Executive Officer,	2007	0	200,000	68,250	(5)	268,250
President, and General Manager	2008	0	200,000	120,560	(5)	320,560
	2009	0	200,000	1,599,435	(6)	1,799,435

Liu Hua, Vice Chairman, Secretary, Treasurer, and	2007	0	200,000	68,250	(5)	268,250
Director (3)	2008	0	200,000	120,560	(5)	320,560
	2009	0	200,000	533,145	(6)	733,145

Liu Sheng-Hui, Vice President of Finance,	2007	0	26,014	68,250	(5)	94,264
and Director	2008	0	27,926	120,560	(5)	148,486
	2009	0	27,804	533,145	(6)	560,949

Jonathan H. Chou, Chief Financial Officer	2007	0	0	0		0
	2008(4)	55,000	116,667	562,758	(7)	734,425
	2009	0	175,000	1,103,400	(7)	1,278,400

(1)	Identifies our principal executive and principal financial officers during the specified periods.

(2)
Represents the aggregate grant date fair value of equity awards granted during the fiscal year without consideration of vesting periods or forfeitures, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718.  See the notes to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 for an explanation of all assumptions made by us in determining the values of our equity awards under ASC Topic 718.

(3)
Liu Hua served as our Chief Financial Officer until April 15, 2008, and thereafter has continued to serve as our Vice Chairman, Secretary, Treasurer and a director. Amounts indicated include full year compensation Mr. Liu received.

(4)	Includes a cash signing bonus of approximately $55,000 and a proration of Mr. Chou’s annual salary of $175,000 based on an April 15, 2008 employment commencement date.

(5)
Represents the aggregate grant date fair value of restricted stock awards granted during the fiscal year, calculated in accordance with ASC Topic 718, for service as a member of our board of directors.

(6)
Represents the aggregate grant date fair value of performance stock options granted during the fiscal year, based on the probable outcome of the performance conditions on the grant date.  The performance stock options vest in two equal tranches on the fourth and fifth anniversaries of the date such options were granted, provided that certain performance criteria have been met and the recipient continues to be employed by us.  As of December 31, 2009, the performance conditions for 2009 were not met and options to acquire 1/3 of the shares were forfeited, resulting in no compensation expense being recognized for the fiscal period.

(7)
The awards were based upon a one-year vesting period from the grant date, with a four-year term. Compensation expense recognized for the awards was $658,074 and $140,689 for the years ended December 31, 2009 and 2008, respectively.

Employment Agreements

On April 15, 2008, we entered into an employment agreement with Jonathan H. Chou, who became our Chief Financial Officer on that date.  The agreement has a four-year term and provides that Mr. Chou will receive a base salary of $175,000, a signing bonus of approximately $55,000, and options to acquire up to 270,000 shares of our common stock in four tranches over 48-months, with each tranche vesting on the twelve month anniversary of its respective grant date.  Mr. Chou is also eligible to receive discretionary bonuses at times and in amounts determined by our Compensation Committee and to participate in medical, health, dental, disability, liability insurance and life insurance benefits, and certain other fringe benefits available to executive officers.  Mr. Chou is also entitled to certain severance benefits if he is terminated without good cause or resigns for good reason, as described below under the heading “Severance and Change of Control Agreements.”  We plan to enter into similar employment agreements with other executive officers in the future.

Benefit Plans

We do not have any profit sharing plan or similar plans for the benefit of our officers, directors or employees.  However, we may establish such plans in the future.  Certain employees of our subsidiaries, including Leng You-Bin, our Chairman, Chief Executive Officer, President, and General Manager, have pension and healthcare benefits through plans offered by such subsidiaries, as required by local Chinese laws.  We are required to make contributions for the benefit of our employees to these social welfare plans, which are administered by the Chinese government.

Stock Incentive Plans

2009 Stock Incentive Plan.  In May 2009, our board of directors approved our 2009 Plan, which was approved by our shareholders at our 2009 annual meeting of shareholders.  Our 2009 Plan permits grants incentive stock options, nonqualified stock options, restricted stock awards, performance stock awards and other equity-based compensation, to our employees, directors, officers, consultants, agents, advisors and independent contractors.  The total number of shares of our common stock initially authorized for issuance under our 2009 Plan is 2,000,000 plus any authorized shares that, as of May 7, 2009, were available for issuance under our 2003 Stock Incentive Plan, or our 2003 Plan.  Our 2009 Plan is administered by our Compensation Committee.

In May 2009, our Compensation Committee granted an aggregate of 2,073,190 performance stock options to certain of our employees and officers under our 2009 Plan, including 150,000 performance stock options to Leng You-Bin, our Chairman, Chief Executive Officer, President and General Manager, and 50,000 performance stock options to each of Liu Hua, Vice Chairman, Secretary and Treasurer, and Liu Sheng-Hui, Vice President of Finance of our subsidiary Feihe Dairy. The performance stock options each have an exercise price of $16.86, a contractual life of 6 years, and vest in two equal tranches on the fourth and fifth anniversaries of the date such options were granted, provided that the recipient has met the performance criteria established in accordance with our 2009 Plan, including performance targets that must be met in each of our 2009, 2010 and 2011 fiscal years, and the recipient continues to be our employee at the time of the relevant vesting dates. If the performance criteria are not met, the options that would otherwise vest on the vesting dates are forfeited and cancelled.

The performance targets for the year ended December 31, 2009 were not met for any option recipient.  In December 2009, the performance targets were amended in order to limit the amount of shares that would otherwise be forfeited and cancelled by all recipients of the performance stock options.  As a result of this amendment, Messrs. Leng, Liu and Liu retained 100,000, 33,333 and 33,333 performance stock options that would otherwise have been forfeited and cancelled.

2003 Stock Incentive Plan.  In April 2003, we adopted and approved our 2003 Plan, which reserved 3,000,000 shares of our common stock for issuance under the 2003 Plan. The 2003 Plan allowed us to issue awards of incentive or non-qualified stock options, stock appreciation rights, and stock bonuses which may be subject to restrictions.  Our 2003 Plan is administered by our Compensation Committee.  No awards were made during 2009 under the 2003 Plan.  Effective May 7, 2009, all shares of our common stock that were available for issuance under our 2003 Plan became part the shares reserved for issuance under our 2009 Plan, and no shares remained available for issuance under our 2003 Plan.

Grants of Plan-Based Awards

The following table sets forth information regarding our 2009 Plan awards granted during 2009:

Name and Principal Position	Grant Date	Estimated Future Payouts (Maximum) (#) (1)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Leng You-Bin, Chairman, Chief Executive Officer, President and General Manager	May 7, 2009	150,000	(3)	16.86	1,599,435

Liu Hua, Vice Chairman, Secretary, Treasurer, and Director	May 7, 2009	50,000	(3)	16.86	533,145

Liu Sheng-Hui, Vice President of Finance and Director	May 7, 2009	50,000	(3)	16.86	533,145

Jonathan H. Chou, Chief Financial Officer	October 15, 2009	50,000	(4)	16.00	1,103,400

(1)
Unless otherwise specified, all awards are performance stock option grants.  The performance stock options vest in two equal tranches on the fourth and fifth anniversaries of the date such options were granted, provided that the recipient has met the performance criteria established in accordance with our 2009 Plan, including performance targets that must be met in each of our 2009, 2010 and 2011 fiscal years, and the recipient continues to be our employee at the time of the relevant vesting dates.  If the performance criteria are not met, the options that would otherwise vest on the vesting dates are forfeited and cancelled.

(2)
Represents the aggregate grant date fair value of the awards granted calculated in accordance with ASC Topic 718.  See the notes to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 for an explanation of all assumptions made by us in determining the values of our equity awards under ASC Topic 718.

(3)
Messrs. Leng, Liu and Liu were originally granted 150,000, 50,000 and 50,000 performance stock options, respectively.  In December 2009, the performance targets were amended in order to limit the amount of shares that would otherwise be forfeited and cancelled by all recipients of the performance stock options.  As a result of this amendment, Messrs. Leng, Liu and Liu retained 100,000, 33,333 and 33,333 performance stock options that would otherwise have been forfeited and cancelled.

(4)	Represents options to acquire shares of our common stock issued to Mr. Chou pursuant to his employment agreement with us. The options vest on the twelve month anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards granted to our named executive officers as of December 31, 2009.  The options issued to Leng You-Bin, Liu Hua and Liu Sheng-Hui are subject to performance and time-based vesting conditions as described above under the heading “2009 Stock Incentive Plan.”  The options issued Jonathan H. Chou vest on the 12-month anniversary of their respective grant dates.

Name and Principal Position	Grant Date	Shares Underlying Exercisable Options		Shares Underlying Unexercisable Options		Exercise Price Per Share ($)	Expiration Date

Leng You-Bin, Chairman, Chief Executive Officer, President and General Manager	May 7, 2009	0		100,000	(1)	16.86	May 7, 2015

Liu Hua, Vice Chairman, Secretary, Treasurer, and Director	May 7, 2009	0		33,333	(1)	16.86	May 7, 2015

Liu Sheng-Hui, Vice President of Finance and Director	May 7, 2009	0		33,333	(1)	16.86	May 7, 2015

Jonathan H. Chou, Chief Financial Officer	October 15, 2008	80,000	(2)	0		12.00	October 15, 2012
	October 15, 2009	0		50,000	(3)	16.00	October 15, 2013

(1)
Messrs. Leng, Liu and Liu were originally granted 150,000, 50,000 and 50,000 performance stock options, respectively.  The performance stock options each vest in two equal tranches on the fourth and fifth anniversaries of the date such options were granted, provided that the recipient has met the performance criteria established in accordance with our 2009 Plan, including performance targets that must be met in each of our 2009, 2010 and 2011 fiscal years, and the recipient continues to be our employee at the time of the relevant vesting dates.  In December 2009, the performance targets were amended in order to limit the amount of shares that would otherwise be forfeited and cancelled by all recipients of the performance stock options.  As a result of this amendment, Messrs. Leng, Liu and Liu retained 100,000, 33,333 and 33,333 performance stock options that would otherwise have been forfeited and cancelled.

(2)	The options vested on October 15, 2009.

(3)	The options vest on October 15, 2010.

Severance and Change of Control Agreements

As of December 31, 2009, we had no agreements or arrangements providing for payments to a named executive officer in connection with any termination, except that our employment agreement with Jonathan H. Chou provides that, if he is terminated by us without “good cause” or resigns for “good reason,” he will be entitled to receive as severance his base salary and reimbursement of expenses, and all of his options granted but not yet vested pursuant to his employment agreement immediately vest and become exercisable.  For purposes of the employment agreement, “good cause” means the commission of a felony, a crime involving moral turpitude, an act or omission involving dishonesty, disloyalty, or fraud with respect to us, conduct tending to bring us into substantial public disgrace or disrepute, substantial and repeated failure to perform duties as reasonably directed by our board of directors, gross negligence or willful misconduct with respect to us, or any uncured material misrepresentation by Mr. Chou under the employment agreement.  For purposes of the employment agreement, “good reason” means the assignment of any duties inconsistent in any material respect with Mr. Chou’s position, any uncured material breach by us of one or more provisions of the employment agreement, requiring Mr. Chou to be based at any location more than 30 miles from our Beijing headquarters or from the centerpoint of Shanghai, any purported termination by us of Mr. Chou’s employment otherwise than as expressly permitted by the employment agreement, or any change in control whereby a person becomes the beneficial owner of 51% or more of the combined voting power of our outstanding securities, we consummate a merger in which we are not the surviving entity, we sell all or substantially all of our assets, or our shareholders approve the dissolution or liquidation of us.

Limited Liability and Indemnification

Section 16-10a-840 of the Utah Revised Business Corporation Act, or the URBC, requires directors and officers to perform their duties in good faith and with the care that an ordinary person would exercise under similar circumstances in a manner reasonably believed to be in the best interest of the corporation. A director or officer of a corporation is not liable to the corporation, its shareholders or others for any action taken or any failure to act as an officer or director unless he has breached or failed or failed to perform his duties as described above and the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or its shareholders.

Section 16-10a-841 of the URBC provides that the articles of incorporation of a Utah corporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages, except for (i) a financial benefit to which is not entitled; (ii) an intentional infliction of harm; (iii) unlawful distributions of the corporation constituting a violation of Section 16-10a-842 of the URBC; or (iv) an intentional violation of criminal law.

Section 16-10a-902 of the URBC permits a Utah corporation to indemnify directors made a party to a proceeding because he is or was a director if (i) his conduct was in, or not opposed to, the corporation’s best interest; and (ii) he reasonably believed his conduct was in, or not opposed to, the corporation’s best interests; and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a Utah corporation may not indemnify a director if he was adjudged liable to the corporation, or if he was adjudged liable on the basis that he derived an improper personal benefit; and such indemnification in any action brought by the corporation is limited to reasonable expenses incurred in connection with the proceedings.

Article VI of our Articles of Incorporation and Article VIII of our Bylaws provide for the indemnification of our directors and officers. Indemnification is mandatory regarding reasonable expenses incurred in connection with proceedings or claims with respect to which the director or officer has been successful. Officers, employees, fiduciaries and agents of a Utah corporation may be entitled to indemnification to a greater extent, if not inconsistent with public policy or if provided for in a company’s articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Consultants

We may retain compensation consultants to the extent we deem it necessary and appropriate.  We will not delegate our authority and responsibility to make management decisions to consultants or any other persons, nor shall any consultant have any discretionary authority or the authority to bind us in any material respect.

Compensation Risk Evaluation

Our Compensation Committee reviews the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking.  Our Compensation Committee also considers the compensation policies and practices at our business units, including their risk profile, their compensation structures and levels, their compensation expense relative to revenues, and whether employees received compensation that varied significantly from our overall risk and reward structure for the services such employees provided.  Following this risk evaluation for 2009, our Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Board Compensation

There were no awards granted during 2009 to our directors.  In March 2010, all directors received an award of 4,000 restricted shares of our common stock for their 2009 board service, with an additional 1,000 shares for such year issued to the chairperson of our Audit Committee during 2009, Lee Hui-Lan.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the board of directors of American Dairy, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained herein with management.  Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors of American Dairy, Inc.

Leng You-Bin*

James C. Lewis

* Resigned from the Compensation Committee in June 2010 but remains a director of American Dairy, Inc.

AUDIT COMMITTEE REPORT

We, the Audit Committee of the board of directors of American Dairy, Inc., or the Company, review the financial reporting process on behalf of the board of directors of the Company and are responsible for the retention of the Company’s independent registered public accounting firm.  Management of the Company has the primary responsibility for the Company’s financial statements and reporting process and for maintaining effective internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on (1) the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States of America, and (2) the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee currently consists of Sean Shao, Kirk G. Downing and James C. Lewis, each of whom is an independent director as defined by the listing standards of the NYSE and applicable SEC rules.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009 with the Company’s management, has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under relevant guidance of the Public Company Accounting Oversight Board, or PCAOB, including PCAOB AU 380, “Communication With Audit Committees,” and Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” has received the written disclosures required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the Company’s independent registered public accounting firm its independence.  The Audit Committee has also considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining its independence.  The Company’s board of directors adopted a written charter for the Audit Committee on March 2, 2005.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.

Prior to the engagement of an independent registered public accounting firm for the next year’s audit, the Company’s management submits to the Audit Committee an aggregate estimate of services expected to be rendered by the Company’s independent registered public accounting firm during that year to the Audit Committee for approval, along with the anticipated fees for those services.  This report categorizes all anticipated fees into one of the following four classifications:

•
Audit services — include fees for audit work performed on the Company’s consolidated financial statements and internal control over financial reporting, as well as work that generally only the Company’s independent registered public accounting firm can reasonably be expected to provide, including review of quarterly condensed consolidated financial information, comfort letters, statutory audits, and other attestation services.

•
Audit-related services — include fees for assurance and related services that are traditionally performed by the Company’s independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.  The Company has not incurred such costs for the past two fiscal years.

•
Tax services — include fees for all services permitted to be performed by the Company’s independent registered public accounting firm’s tax personnel except those services specifically related to the audits of the Company’s financial statements and internal control over financial reporting or are prohibited under the rules of the SEC and the PCAOB.  Tax service fees include fees in the areas of corporate tax compliance, tax planning, and tax advice.

•	Other Fees — include fees associated with services not captured in the other categories. The Company generally does not request such services from its independent registered public accounting firm.

Prior to engagement, the Audit Committee must pre-approve these services. The fees are budgeted and the Audit Committee requires the Company’s independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the Company’s independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging its independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2009, the Audit Committee pre-approved all services provided by the Company’s independent registered public accounting firm.  Private meetings were held with the Company’s independent registered public accounting firm to ensure that there were no restrictions on the scope of its audit and to discuss any items the auditors did not wish to raise with the Company’s management present.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors of the Company that its audited financial statements for the fiscal year ended December 31, 2009 be included in its Annual Report on Form 10-K for the 2009 fiscal year.

Audit Committee of the Board of Directors of American Dairy, Inc.

Kirk G. Downing

James C. Lewis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Leng You-Bin, our Chairman, Chief Executive Officer, President, and General Manager, is also the founder of a Heilongjiang Feihe Dairy Educational Charitable Foundation, or HFDECF, a charitable organization for under-privileged children in the Heilongjiang Province of the PRC.  We have an outstanding loan payable to HFDECF, which is unsecured, accrues interest at an annual rate of 5.85%, and is payable on demand.  In 2008 and 2009, the largest amount of the indebtedness outstanding, including accrued interest, was approximately $256,000 and $254,000, respectively.

Sequoia Capital China Growth Fund I, L.P., and certain of its affiliates, or collectively Sequoia, beneficially owned in excess of 5% of our issued and outstanding common stock during 2009.  Additionally, Neil N. Shen, one of our directors, is a managing director of certain of the Sequoia entities.  Sequoia is a party to a subscription agreement pursuant to which we issued 2,100,000 shares of our common stock for an aggregate purchase price of $63.0 million, including $47.0 million in cash and the conversion of a $16.0 million bridge loan we previously received from Sequoia in July 2009. Pursuant to a performance adjustment feature in the subscription agreement, we issued 525,000 shares of our common stock to Sequoia because we failed to meet certain earnings per share targets for 2009.

Pursuant to the subscription agreement, we agreed, for a period of three years following the closing date under the subscription agreement, or the Closing Date, not to issue new shares of our common stock at a price below $30.00 per share without the prior written consent of a majority in interest of Sequoia, subject to certain exceptions.  In addition, we agreed to grant each of the Sequoia entities a participation right to purchase up to such person’s pro rata share of any new securities we may, from time to time, propose to issue after the Closing Date, subject to certain exceptions.  If the average of closing prices of our common stock for the fifteen trading days commencing on the third anniversary of the Closing Date is less than $39.00, Sequoia will have the right to cause us to repurchase all (but not less than all) of the securities acquired by Sequoia in connection with the subscription agreement.  The repurchase price would be 130% of the adjusted purchase price.  Pursuant to the subscription agreement, we appointed Neil Shen to our board of directors and agreed, subject to certain conditions, that Sequoia may nominate a representative reasonably acceptable to our board of directors and its Governance Committee and to nominate and recommend that our shareholders elect such nominee to our board of directors.

In connection with the subscription agreement, we also entered into a registration rights agreement with Sequoia, or the Registration Rights Agreement.  The Registration Rights Agreement requires us to file within 15 days after the Closing Date a registration statement covering the resale of the securities issued or issuable pursuant to the Subscription Agreement.  The Registration Rights Agreement also grants demand and piggyback registration rights.

Review, Approval or Ratification of Transactions with Related Persons

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.  Such transactions require the approval of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 30, 2010, information concerning the beneficial ownership of shares of our common stock held by our directors, our named executive officers, our directors and executive officers as a group, and each person known by us to be a beneficial owner of 5% or more of our outstanding common stock.

Beneficial ownership is determined according to the rules of the SEC.  Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person has the right to acquire within 60 days after the measurement date, such as pursuant to options, warrants or convertible notes.  Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information each of them has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property or similar laws may apply.  For purposes of the column for shares underlying convertible securities, in accordance with rules of the SEC, shares of our common stock underlying securities that a person has the right to acquire within 60 days of August 30, 2010 are deemed to be beneficially owned by such person for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Total Outstanding	Shares Underlying Convertible Securities (2)	Total	Percent (3)
Directors and Executive Officers
Leng You-Bin	8,954,358	0	8,954,358	40.2%
Liu Hua	33,533	0	33,533	*
Jonathan H. Chou	0	122,000	122,000	*
Liu Sheng-Hui	203,307	0	203,307	*
Kirk Downing	6,333	0	6,333	*
James C. Lewis (4)	41,333	0	41,333	*
Neil N. Shen (5)	1,889,699	0	1,889,699	8.5%
Sean Shao	0	0	0	0
Directors and executive officers as a group (8 persons)	11,128,897	122,000	11,250,563	50.5%

5% Beneficial Owners
Sequoia Capital Partners (6)	2,716,700	0	2,716,700	12.2%

*Less than 1%

(1)	Unless otherwise specified, the address for the beneficial owner is c/o American Dairy, Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China 100016.

(2)
Includes shares of our common stock issuable upon exercise of options or upon conversion of warrants or convertible notes, if the person has the right to acquire such shares within 60 days of August 30, 2010.

(3)	Based on 22,296,291 shares of our common stock outstanding as of August 30, 2010.

(4)	Includes 27,000 shares held jointly with Mr. Lewis’s spouse.

(5)
The address for this beneficial owner is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC.  Consists of 98,450 shares of our common stock held by Sequoia Capital China I, L.P. (“SCC I”), 11,312 shares of our common stock held by Sequoia Capital China Partners Fund I, L.P. (“SCC PTRS I”), 15,238 shares of our common stock held by Sequoia Capital China Principals Fund I, L.P. (“SCC PRIN I,” and together with SCC I and SCC PTRS I, “Sequoia Fund I”), 1,533,647 shares of our common stock held by Sequoia Capital China Growth Fund I, L.P. (SCCGF I”), 36,574 shares of our common stock held by Sequoia Capital China Growth Partners Fund I, L.P. (SCCGF PTRS I”) and 188,145 shares of our common stock held by Sequoia Capital China GF Principals Fund I, L.P. (SCCGF PRIN I,” and together with SCCGF I and SCCGF PTRS I, “Sequoia Growth”).  Sequoia Capital China Management I, L.P. (“SCC MGMT I”) is the general partner of Sequoia Fund 1.  Sequoia Capital China Growth Fund Management I, L.P. (“SCC MGMT I”) is the general partner of Sequoia Growth.  SC China Holding Limited (“SCC HOLD”) is the general partner of SCC MGMT I and SCCGF MGMT I.  Mr. Shen and Kui Zhou are the managing directors of SCC HOLD and, in such capacity, have voting and dispositive power over such shares.  Each of Neil Shen and Kui Zhou disclaims beneficial ownership of these shares except to the extent of such person’s individual pecuniary interests therein.

(6)
The address for this beneficial owner is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC.  Consists of the shares described in Note 5 and an additional 833,334 shares of our common stock held by Sequoia Capital U.S. Growth Fund IV, L.P. (“SCGF IV”).  SCGF IV Management, L.P. (“SCGF MGMT IV”) is the general partner of SCGF IV, and SCGF GenPar, Ltd (“SCGF GP”), is the general partner of SCGF MGMT IV.  Michael Moritz, Douglas Leone, Roelof Botha, Scott Carter, James Goetz and Michael Goguen are the managing directors of SCGF GP and, in such capacity, have voting and dispositive power over such shares.  Each of Michael Moritz, Douglas Leone, Roelof Botha, Scott Carter, James Goetz and Michael Goguen disclaims beneficial ownership of these shares except to the extent of such person’s individual pecuniary interests therein.

The following table sets forth information regarding issuances of securities pursuant to equity compensation plans as of December 31, 2009:

Plan Category	Number of securities issued and to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	454,020	$20.30	2,545,980
Total	454,020	$20.30	2,545,980

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based on our review of the copies of such forms we have received, we believe that during the year ended December 31, 2009, filing requirements applicable to our officers, directors and 10% owners of our common stock were complied with, except that a Form 4 for Jonathan H. Chou was not timely filed to report an option grant, and a Form 4 for Kirk Downing was not timely filed to report a sale of shares of our common stock.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2011

Shareholder proposals which are intended to be presented by such shareholders at our 2011 Annual Meeting of shareholders must be received by the Secretary of American Dairy at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act.  Holders of proxies for our 2011 Annual Meeting of shareholders may exercise discretionary authority on any matter for which we do not receive notice prior to 45 calendar days in advance of the one year anniversary of the date our proxy statement for our 2010 Annual Meeting was first sent to shareholders.

OTHER MATTERS

Our board of directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as our board of directors may recommend.

To the extent that this Proxy Statement is incorporated by reference into any other filing by American Dairy under the Securities Act or the Exchange Act, the sections of this proxy statement above entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

September [__], 2010	BY ORDER OF THE BOARD OF DIRECTORS

	By:	/s/ Leng You-Bin
Leng You-Bin
Chief Executive Officer and President (Principal Executive Officer)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 12, 2010:  A complete set of proxy materials relating to our annual meeting is available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report of Form 10-K for the 2009 fiscal year, may be viewed at www.shareholdermaterial.com/ADY.

AMERICAN DAIRY, INC.

Proxy for the Annual Meeting of Shareholders

To be held on October 12, 2010

Solicited by the Board of Directors

The undersigned hereby appoints Liu Hua and Judy F. Tu, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in American Dairy, Inc., a Utah corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016 on October 12, 2010, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September [__], 2010 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

X	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

VOTE BY INTERNET – https://www.proxypush.com/ITC
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-866-702-2536
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

The Company’s board of directors recommends voting “FOR” each of the following proposals:

1.	To elect the following seven (7) persons as directors to serve until their successors are duly elected and qualified:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below.)		to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Leng You-Bin	James C. Lewis, Esq.
Liu Sheng-Hui	Neil N. Shen
Liu Hua	Sean Shao
Kirk G. Downing, Esq.

2.	To ratify the selection of Deloitte Touche Tohmatsu CPA Ltd., as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s corporate name to “Feihe International, Inc.”

☐	FOR	☐	AGAINST	☐	ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.
Signature: Date: Signature: Date: